Exhibit 21

LIST OF OFFICE DEPOT INC.’S SIGNIFICANT SUBSIDIARIES

Domestic/US Subsidiaries:

Name	Jurisdiction of Incorporation
The Office Club, Inc.	California
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
OD International, Inc.	Delaware
Japan Office Supplies, LLC	Delaware
ODV France LLC	Delaware
OD France, LLC	Delaware
4Sure.com, Inc.	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
2300 South Congress LLC	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Medical Solutions LLC	Delaware
OD Brazil Holdings, LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
eDepot, LLC	Delaware
Mapleby Holdings Merger Corporation	Delaware
Wahkiakum Gas Corporation	Delaware
Reliable Express Corporation	Delaware
Picabo Holdings, Inc.	Delaware
OMX Timber Finance Holdings II, LLC	Delaware
OMX Timber Finance Holdings I, LLC	Delaware
OfficeMax Incorporated	Delaware
Office Depot Pension Finance LLC	Delaware
OfficeMax Southern Company	Louisiana
OfficeMax Nevada Company	Nevada
OMX, Inc.	Nevada
OfficeMax North America, Inc.	Ohio
North American Card and Coupon Services, LLC	Virginia
Premium Inc.	Hawaii
6600 North Holdings, LLC	Delaware
6600 North Owner, LLC	Delaware
Complete Office, LLC	Washington
Complete Office of Wisconsin, Inc.	Wisconsin
Complete Office of California, Inc.	California
Lindy Office Products, Inc.	California
Lincoln Merger Sub Two, LLC	Delaware
CompuCom Super Holdings, LLC	Delaware
CompuCom Intermediate Holdings, Inc.	Delaware
CompuCom Systems Holdings LLC	Delaware
CompuCom Systems, Inc.	Delaware
CompuCom Finance, Inc.	Delaware
CSI Funding, Inc.	Delaware
CompuCom Systems Federal Inc.	Delaware
Clearpath Holdings, LLC	Delaware
CompuCom Puerto Rico, LLC	Delaware

Foreign Subsidiaries of the Company:

Name	Jurisdiction of Incorporation
OfficeMax Australia Limited	Australia
Clearfield Insurance Limited	Bermuda
Office Depot Overseas Holding Limited	Bermuda
Grand & Toy Limited	Canada (Ontario)
CompuCom Canada Co.	Canada (Nova Scotia)
CSI Funding Canada Co.	Canada (Nova Scotia)
AsiaEC.com Limited	Cayman
Office Depot Merchandising (Shenzhen) Co. Ltd.	China
CompuCom Costa Rica CSI, S.A.	Costa Rico
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd (f.k.a. Office Supply Solutions (Hong Kong) Ltd.)	Hong Kong
CompuCom — CSI Systems India Private Limited	India
OM Luxembourg Holdings S.à r.l.	Luxembourg
OfficeMax New Zealand Limited	New Zealand
CCSI — CompuCom International Holding Limited	Mauritius
CCSI — CompuCom Holdings, S.A. de C.V.	Mexico
CCSI — CompuCom GSC Mexico S.A. de C.V.	Mexico
CCSI CompuCom Servicios, S.A. de C.V.	Mexico
Office Depot Puerto Rico, LLC	Puerto Rico
Guilbert UK Pension Trustees Ltd	United Kingdom
Office Depot UK Pension Sponsor Limited	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include Office Depot, Inc.